                                                                    EXHIBIT 99.5

[X]      Please mark your votes as in this example
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1.   Approval of the Agreement and Plan of Merger between Schuler Homes, Inc. and D.R. Horton, Inc., and the transactions contemplated thereby.
                                 FOR                      AGAINST                       ABSTAIN
                                 [ ]                        [ ]                           [ ]
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2.   In their discretion to transact such other business as may properly come before the meeting or any adjournment thereof.
                                 FOR                      AGAINST                       ABSTAIN
                                 [ ]                        [ ]                           [ ]
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Please indicate by checking the box if you plan to attend the meeting...........................................................[ ]

                                                                     Please sign exactly as your name(s) is (are) shown on the
                                                                     share certificate to which the proxy applies. When shares
                                                                     are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please
                                                                     sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                                     --------------------------------------------------------

                                                                     -------------------------------     --------------------
                                                                               SIGNATURE(S)                       DATE




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                                                      o FOLD AND DETACH HERE o
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                               SCHULER HOMES, INC.
                          PROXY VOTING INSTRUCTION CARD

Dear Schuler Stockholder:

         Your vote is important. Please consider the merger of Schuler Homes,
Inc. with and into D.R. Horton, Inc., discussed in the enclosed Proxy
Statement/Prospectus of Schuler and D.R. Horton, Inc., and cast your vote by:

          o Completing, dating, signing and mailing the proxy card in the enclosed postage-paid envelope; or

          o    If the envelope is missing send the proxy card to:

                           Schuler Homes, Inc.
                           400 Continental Boulevard, Suite 100
                           El Segundo, California  90245
                           Attn:   Secretary

         You do not need to elect the form of merger consideration to be received in order to vote. To elect the form of merger consideration to be received in the merger, you must complete and return the election form and letter of transmittal with your certificates. The election form and letter of transmittal is being mailed separately from this proxy card.

         If you receive more than one set of proxy materials from Schuler Homes, Inc., please act promptly on each set you receive because each set of proxy materials may represent separate shares. If you return multiple cards, you may use the same return envelope.

         If you wish to revoke your proxy you may do so at any time before your proxy is voted at the special meeting. You can do this in one of three ways: (1)
you can send a written notice stating that you want to revoke your proxy; (2) you can complete and submit a new proxy card; or (3) you can attend the Schuler
Homes, Inc. special meeting and vote in person. You must submit your notice of revocation or a new proxy card to Schuler Homes, Inc. at the address set forth above. For further instructions on how to revoke your proxy please see the enclosed Proxy Statement/Prospectus.


                               SCHULER HOMES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE COMPANY FOR THE SPECIAL MEETING ON FEBRUARY 21, 2002

         The undersigned, a stockholder of Schuler Homes, Inc., a Delaware corporation ("Schuler"), acknowledges receipt of a copy of the Proxy Statement/Prospectus of Schuler and D.R. Horton, Inc., a Delaware corporation; and, revoking any proxy previously given, hereby constitutes and appoints James
K. Schuler and Thomas Connelly, and each of them, his, her or its true and lawful agents and proxies with full power of substitution in each, to vote the shares of common stock of Schuler standing in the name of the undersigned at the special meeting of stockholders of Schuler to be held on Thursday, February 21, 2002 at 9:00 a.m., local time, and at any adjournment thereof, on all matters coming before such meeting as set forth on the reverse hereof.

         THE BOARD OF DIRECTORS OF SCHULER RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER BETWEEN SCHULER AND D.R. HORTON, INC., AND THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                          YOUR VOTE IS VERY IMPORTANT.

                                                           ---------------------
                                                                SEE REVERSE
                                                                   SIDE
                                                           ---------------------

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                            o FOLD AND DETACH HERE o

                     THE SPECIAL MEETING OF STOCKHOLDERS OF
                               SCHULER HOMES, INC.
                                WILL BE HELD AT:

                               Schuler Homes, Inc.
                      400 Continental Boulevard, Suite 100
                          El Segundo, California 90245
                                February 21, 2002
                             9:00 a.m., Local Time

         For your vote to count your proxy card must be received prior to the special meeting on Thursday, February 21, 2002. Regardless of the number of shares you own or whether you plan to attend the meeting, it is important that your shares be represented and voted. Please complete, sign, date and return this proxy card. Returning this proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person. If you fail to return the proxy card or vote in person at the special meeting, it will have the same effect as a vote against the merger.

         YOU DO NOT NEED TO MAKE AN ELECTION WITH RESPECT TO MERGER CONSIDERATION IN ORDER TO VOTE. Your Election Form and Letter of Transmittal should not be sent with your proxy card.



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